                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 10, 2003 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated April 4, 2003 accompanying the financial statements of Penn Mutual Variable Annuity Account III in the Post-Effective Amendment Number 5 to Registration Statement Number 333-39804 on Form N-4 and the related Prospectus of Penn Mutual Variable Annuity Account III.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 23, 2003